UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 25, 2009

BWAY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-33527	55-0800054
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8607 Roberts Drive, Suite 250 Atlanta, Georgia	30350-2237
(Address of principal executive offices)	(Zip Code)

(770) 645-4800

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    REGULATION FD DISCLOSURE

BWAY Holding Company (the “Company”) plans to disclose the guidance below. The information below is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Form 8-K will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

On March 25, 2009, the Company updated second quarter fiscal 2009 earnings guidance originally stated in its earnings release issued on February 4, 2009. This guidance and the Company’s previously provided full year guidance exclude any potential costs associated with refinancing the $200 million principal amount of 10.0% Senior Subordinated Notes due October 15, 2010 of the Company’s wholly owned subsidiary, BWAY Corporation. Specific guidance information is as follows:

	As of February 4, 2009	As of March 25, 2009
(Dollars in millions except per share data)
Guidance
Adjusted net income per diluted share (1)	$0.20 – $0.24	$0.28 – $0.31
Adjusted EBITDA (2)	$26.0 – $28.0	$29.0 – $30.0
Non-cash stock based compensation included in adjusted net income and adjusted EBITDA	$0.3	$0.3

(1)	Adjusted net income per diluted share means net income adjusted to exclude restructuring charges, net of the tax effect related thereto, divided by the number of shares of the Company’s common stock outstanding on a fully diluted basis.
(2)	Adjusted EBITDA means generally net income (loss) adjusted for, to the extent deducted or added in calculating net income, as the case may be: interested expense, income tax expense, depreciation and amortization, cumulative effect of change in accounting principle, compensation charges (whether cash or non-cash) resulting from the repurchase of stock options or other equity interests, restructuring charges, amortization of manufacturer’s profit in beginning inventory due to purchase accounting, expenses related to an equity offering and other items management believes are of a non-recurring nature and which management excludes from its performance measures.

The change in guidance results from a number of factors including higher levels of productivity, improved results under our cost reduction program and effective pass-through of higher steel costs increases effective January 1, 2009 to customers in the form of price increases, partially offset by lower sales. Full year earnings and cash flow guidance remains unchanged. This guidance includes forward-looking statements. This guidance is based on certain assumptions and estimates, and many factors could affect the Company’s actual financial results and could cause actual results to differ materially from those expressed in this guidance.

The Company plans to release second quarter fiscal 2009 results on May 4, 2009.

“Adjusted EBITDA” and “adjusted net income per diluted share” are financial measures not calculated in accordance with accounting principles generally accepted in the United State of America (“GAAP”). Presentation of Adjusted EBITDA and adjusted net income per diluted share provide investors with an alternative method for assessing the Company’s operating results in a manner that enables them to more thoroughly evaluate the Company’s performance. These non-GAAP financial measures provide a baseline for assessing the Company’s future earnings expectations. Management uses these non-GAAP financial measures for the same purpose. These non-GAAP financial measures are provided to give investors access to the types of measures that the Company uses in analyzing its results. The Company believes that there is a degree of volatility with respect to the corresponding GAAP measure of net income which precludes the Company from providing accurate forecasted GAAP to non-GAAP reconciliations. Accordingly, the Company believes that providing estimates of the amounts that would be required to reconcile the range of these forecasted non-GAAP measures to forecasted net income would imply a degree of precision that could be confusing or misleading to investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWAY HOLDING COMPANY

By:	/s/ Michael B. Clauer
Name:	Michael B. Clauer
Title:	Executive Vice President and Chief Financial Officer

Date: March 25, 2009